Exhibit 99.2

LARRY F. ROBB,	:	No. 467704-A
INDIVIDUALLY AND IN BEHALF OF	:
A CLASS OF MINORITY	:
SHAREHOLDERS OF 3CI	:
COMPLETE COMPLIANCE CORP.,	:	FIRST JUDICIAL DISTRICT COURT
AND 3CI COMPLETE COMPLIANCE	:
:
vs.	:
:
STERICYCLE, INC., JACK W.	:
SCHULER, MARK C. MILLER,	:
FRANK J.M. TEN BRINK,	:
ANTHONY J. TOMASELLO,	:
And WASTE SYSTEMS, INC.	:	CADDO PARISH, LOUISIANA

ORDER ON PRELIMINARY FAIRNESS HEARING

The parties were heard in open Court on December 14, 2005 regarding whether their Settlement and related Notice to the Plaintiffs’ Class should be preliminarily approved.  Having considered the record in the case, the terms of the proposed Settlement, the proposed form of Notice to the Plaintiffs’ Class, the evidence and presentations of counsel, the Court.

FINDS (a) preliminarily that the proposed Settlement and the proposed distribution of its proceeds are fair, (b) the members of 3CI’s Special Committee lack the authority to order any fairness opinion from an outside provider, despite reasonable, diligent efforts on their part to obtain that authority and to obtain such an opinion, (c) the “Purchase Consideration” of $0.60 per share is solely a means of distributing Settlement Proceeds as between Class Members who sold their 3CI shares and those who bought their 3CI shares during the Class Period, and is preliminarily approved for that purpose only and not as any indicator, of the value of 3CI shares at any time, and (d) that the proposed form of Notice to the Class is adequate to inform the Class Members regarding the proposed Settlement and the proposed distribution of the Settlement Proceeds, as well as the Class Members’ various rights with regard to such Settlement and proposed distributions, and

ORDERS (a) that the attached form of Notice be sent to the Class Members by the means proposed by no later than December 23, 2005, (b) that any objections to the Settlement must be filed with the Clerk of the Court no later than February 6, 2006, and (c) a hearing will be held regarding final approval of the Settlement at 1:30 PM on Tuesday, February 21, 2006 in the Courtroom of the First Judicial District Court of Caddo Parish, Louisiana, 501 Texas Street, Shreveport, LA 71101.

Signed this 14th day of December, 2005.

/s/ Roy L. Brun
Hon. Roy L. Brun, District Judge

Approved as to form:	/s/ Craig B. Florence
Counsel for 3CI Complete
Compliance Corporation

/s/ Glen Langley
Counsel for Stericycle, Inc.,
Mark Miller, Frank ten Brink, Jack Schuler,
Anthony Tomasello, and WSI, Inc.

/s/ Keith Dutill
For undersigned directors

/s/ Kenneth R. Wynne
For Larry Robb, individually
and Class Representative

LARRY F. ROBB,	:	No. 467704-A
INDIVIDUALLY AND IN BEHALF OF	:
A CLASS OF MINORITY	:
SHAREHOLDERS OF 3CI	:
COMPLETE COMPLIANCE CORP.,	:	FIRST JUDICIAL DISTRICT COURT
AND 3CI COMPLETE COMPLIANCE	:
CORP.	:
vs. :
STERICYCLE, INC., JACK W.	:
SCHULER, MARK C. MILLER,	:
FRANK J.M. TEN BRINK,	:
ANTHONY J. TOMASELLO,	:
And WASTE SYSTEMS, INC.	:	CADDO PARISH, LOUISIANA

NOTICE OF CLASS ACTION SETTLEMENT

TO ALL MEMBERS OF THE FOLLOWING CLASS:

All persons or entities (“Class Members”) who held common stock of 3CI Complete Compliance Corporation (“3CI”) on September 30, 1998, or who acquired such stock between September 30, 1998 and February 10, 2005 (the “Class Period”), excluding:

(a)                                  Stericycle, Inc. or any of its directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns or any other person or entity associated, employed or affiliated with Stericycle, Inc.;

(b)                                 Waste Systems, Inc., (“WSI”) or any of its stockholders, directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns or any other person or entity associated, employed or affiliated with WSI;

(c)                                  Any of 3CI’s directors, officers or employees who are employed by Stericycle, Inc. and;

(d)                                 Any former 3CI common stockholder who was a member of the Shepherd Group.

SUMMARY OF THE PROPOSED SETTLEMENT

I.                                         Statement of Why This Notice is Being Sent

This Notice is being sent to notify you of a proposed class action Settlement with the defendants, of a fairness hearing to be held by the Court, and what your rights are concerning the Settlement.  This Notice is not an expression of any opinion by the Court as to the merits of the claims or defenses asserted by any party or the fairness of the proposed Settlement.

II.                                     Description of Plaintiffs’ Recovery

Pursuant to the Settlement described in this Notice, a Settlement Fund has been established consisting of $32,500,000 in cash.  If the Settlement is ultimately approved, that Settlement Fund will be used to pay a) benefits to certain employees of 3CI, (b) compensation and/or reimbursement of expenses to Larry Robb, the Class Representative in this litigation (c) compensation and/or reimbursement of any unpaid, out-of-pocket expenses to Stephen Koenigsberg and Kevin McManus, the independent directors of 3CI who have served as 3CI’s Special Committee; (d) compensation and reimbursement of expenses to They Wynne Law Firm, which has served as counsel for the Class, (e) payment to Class Members for the purchase of Class Member Shares, defined as 3CI shares that were purchased on or prior to February 10, 2005, the last day of the Class Period, and that are still owned by the Class Member as of the date the Settlement becomes final and effective (“Effective Time of Settlement”), hereinafter referred to as the “Purchase Consideration”, and (f) compensation to Class Members for release of their claims of damages against the defendants, hereinafter referred to as “Damages Consideration.”  Any interest that is earned on the Settlement Fund before distribution will be applied to the costs of administering the Settlement, with any additional costs of administering the Settlement to come from the Settlement Fund.

The Class Members’ releases will be comprehensive as to the defendants and their representatives, including their lawyers and accountants and Stericycle Inc.’s officers and directors, and affiliated entities and to 3CI and its lawyers, accountants, officers, directors and affiliated entities.  The releases will also include the dismissal, or non-suit with prejudice, of all claims that were brought or that could be brought in the above-entitled and numbered case or the following related cases:  No. 2003-468999, 3CI Complete Compliance Corporation v. Waste Systems, Inc., James T. Rash (Deceased), American Medical Technologies, Inc., Don Smith, Ghere-Smith Interests, Patrick Grafton (Deceased), Georg Rethmann, Hermann Nehues, Ernst Juergen Thomas, and Erik Von Forell, in the 269th Judicial District Court of Harris County, Texas and 95-024912, James T. Rash, et al. v. Waste Systems, Inc., et al. in the 269th Judicial District Court of Harris County, Texas.

The costs of administrating the Settlement cannot be predicted with certainty, but are not expected to exceed $100,000.  Retention bonuses to employees of 3CI are not expected to exceed $1,000,000.00.  Reimbursement and compensation to the Class Representative is not expected to exceed $25,000.  Compensation and/or reimbursement of the out of pocket expenses of Special Committee members Koenigsberg and McManus is not expected to exceed $50,000.  Class Counsel is requesting the Court to approve a fee of one-third of the Settlement Proceeds, which is $10,833,333.00, and reimbursement of out of pocket expenses, which are not expected to exceed $500,000.  The remaining amount of Settlement Proceeds to be distributed to the Class Members is expected to total approximately $20 million.  Of that amount, the Purchase Consideration portion to be distributed to Class Members who still own 3CI shares held during the Class Period is anticipated to be $.60 per share of 3CI common stock.

Since some Class Members disposed of their 3CI shares before February 10, 2005, which is the end of the Class Period, and since other Class Members acquired their 3CI shares after September 30, 1998, which is the beginning of the Class Period, the Damages Consideration will be allocated among such owners in proportion to the amount of time within the Class Period that each such person or entity owned such shares.  The Damages Consideration to be distributed to Class Members is also anticipated to be distributed on a per share basis, which, if the foregoing charges to the Settlement Proceeds are ultimately approved by the court, will be at least $6.00 per share and could be materially more depending upon how many Class Members file valid claims.  The portion of Settlement Proceeds attributable to Class Members who fail to timely submit a valid Proof of Claim will be distributed proportionately among Class Members who do file timely valid Proofs of Claim.

Class Members who owned their shares continuously during the Class Period and still own such shares as of the Effective Time of Settlement will receive both the Purchase Consideration and the entire per share distribution of Damages Consideration.

III.                                 Description of the Purchase that will Occur if the Settlement is Approved

If approved by the Court, the Settlement will be implemented in part by the Class Members’ selling their Class Member Shares of 3CI common stock to Stericycle, Inc. or an entity it owns.  Under the terms of the Settlement, that purchase will occur as of the Effective Time of Settlement.  All Class Member Shares will be owned by Stericycle or an entity it owns as of the date, regardless of whether all Class Members submit valid proofs of claims.  3CI’s preferred shares (owned by Waste Systems, Inc.) will be converted into common shares at a ratio of one common share for each preferred share, and Stericycle, Inc. will thereby own directly or indirectly in the aggregate, well over 90% of the shares of 3CI’s outstanding common stock.  Stericycle, Inc. will then be able to conduct a short-form merger for the shares of 3CI common stock that are owned by non-Class Members.  The terms of any such short-form merger are not part of the Settlement Agreement and will not affect the shares that Stericycle, Inc. or its designee will be acquiring from Class Members under the Settlement.

In order to receive the per share amount of the Purchase Consideration, Class Members will be required to deliver all stock certificates, or an appropriate affidavit of lost certificates, along with sufficient proof of when the shares were purchased, to the Claims Administrator, identified in Section VIII below.  Examples of acceptable confirmation are broker’s confirmation slips, screen printouts from the broker’s computer system, or the broker’s monthly activity statements listing all the required information.  This type of confirmation must include the name of the broker through whom the security was traded, Trade Date, Number of Shares/Unit, and Price Per Share/Unit (excluding commissions and fees).  Your own records and letters from the broker will not constitute acceptable confirmation.

IV.                                Statement of the Parties’ Views of the Potential Outcome of the Case

The plaintiffs and 3CI on the one hand and the defendants on the other disagree on both liability and damages and do not agree on the amount of damages that would be recoverable if plaintiffs were to prevail on each claim alleged.  Plaintiffs allege primarily that the defendants are liable to 3CI and the Class Members for abusing their control of 3CI during the Class Period in violation of attendant fiduciary duties imposed by law.  The defendants deny that they are liable to the plaintiffs and deny that plaintiffs have suffered any legally compensable damages.

V.                                    Statement of Attorneys’ Fees and Costs Sought

Plaintiffs’ Class Counsel, The Wynne Law Firm, intends to ask the Court for an award of attorney’s fees believed to be fair and reasonable as payment for its substantial time and efforts expended in the prosecution of this action undertaken on a purely contingent basis, in the amount of one-third of the Settlement Fund.  Plaintiffs’ Class Counsel will seek reimbursement for their actual expenses incurred or paid in the prosecution of this litigation in an amount not to exceed $500,000.  Under the Settlement, the fees and expenses awarded by the Court will be paid out of the Settlement Fund.

VI.                                Identification of Plaintiffs’ Representatives

Any questions regarding the Settlement should be directed to the following Plaintiffs’ Class Counsel:

Kenneth R. Wynne

The Wynne Law Firm

2730 JP MorganChase Tower

Houston, TX  77002

(713) 227-8835

VII.                            Reasons for the Settlement

This case has been litigated vigorously for approximately three and one-half years and was nearing trial when agreement to the Settlement was reached.  Agreement to the Settlement was reached only after seventeen continuous hours of mediation on November 11, 2005 and into the early morning of November 12, 2005.

All parties would be substantially at risk if the case were tried.  Plaintiffs alleged damages to the Class Members in excess of $200 million.  Defendants contended the amount of damages was zero.  The outcome of the trial was not predictable.  The parties also considered what could be the reasonable economic expectations of the Class Members regarding the potential value of their shares of 3CI common stock, especially in light of the history of the value of those shares; the reasonable ability of the Defendants to satisfy an adverse judgment if one were obtained; and the further years that could be consumed in appeals and possible re-trials if a judgment were obtained against the defendants.  Plaintiffs’ Class Counsel and counsel for 3CI, through its Special Committee, believe that, based on their assessment of the strengths and weakness of the case against the defendants, the proposed Settlement, with its substantial benefits, represents a fair result for the Class Members.

VIII.                        What You are Required to do to Participate in the Settlement Proceeds:

You must submit a properly completed Claim Form to the following address no later than February 28, 2006:

Robb v. Stericycle Litigation

3CI Settlement Administrator

P.O. Box 4218

Portland, OR  97208-4218

A Claim Form is attached to this Notice.  You may also obtain a Claim Form on the Internet at www.3CICompleteComplianceSecuritiesLitigation.com.  Please read the instructions carefully, fill out the form, include all the documents the Claim Form asks for, sign it and mail it postmarked not later than February 28, 2006.

If you timely submit a properly completed Claim Form to the above address, you will be both (a) agreeing to release any claims you may have against the Defendants that may be related in any way to your interest in 3CI and (b) entitled to receive the per share payment made from the Purchase Consideration for your Class Member Shares.

IX.                                The Court’s Fairness Hearing

The Court will hold a hearing at 1:30 PM on February 21, 2006 in the Courtroom of the First Judicial District Court at 501 Texas Street, Shreveport, LA 71101, to decide whether to approve the Settlement.  At this hearing the Court will consider whether the Settlement and fee and expense request of plaintiffs’ Class Counsel are fair, reasonable and adequate.  If there are objections, the Court will consider them.  At or after the hearing, the Court will decide whether to approve the Settlement and the fee and expense request.  If the Court approves the Settlement, and there are no appeals, it will take some months after such approval to process the claims and distribute the Settlement Proceeds.

X.                                    Your Legal Rights and Alternatives

1.                                       You may submit a Claim Form in the manner and within the time described in this notice.

If you choose this option and are a qualified Class Member, you will participate in the distribution of the Settlement Fund.

2.                                       You may object to the Settlement and ask the Court not to approve it.

If you choose this option, you will be entitled to have your objection heard and considered by the Court before any final decision is made regarding approving or disapproving the Settlement.

3.                                       You may do nothing.

If you choose this option, you will not receive any payment from the Settlement Fund, and, if the Settlement is approved, the shares of 3CI common stock that you own as of the record date of the Settlement will be cancelled.

XI.                                What you are Required to do to Exercise One of Your Alternative Options:

1.                                       If you choose to submit a Claim Form and participate in the distribution of the Settlement Fund, you must do so by submitting a properly completed claim form no later than February 28, 2006, to the following address:

Robb V. Stericycle Litigation

3CI Settlement Administrator

P.O. Box 4218

Portland, OR  97208-4218

2.                                       If you choose to object to the Settlement, you must submit a written objection, stating the reasons for your objection, post-marked no later than February 6, 2006 to the following address:

Ms. Sharon Porter, District Court Coordinator

First Judicial District Court

501 Texas Street

Shreveport, LA  71101

with copies to:

Kenneth R. Wynne

The Wynne Law Firm

2730 JPMorgan Chase Tower

Houston, TX  77002

Craig B. Florence

Gardere Wynne Sewell LLP

Thanksgiving Tower

1601 Elm Street, Suite 3000

Dallas, TX  75201

Donna Welch

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL  60601

Written objections must include your full name, address and telephone number and, if applicable, the name, address and telephone number of your attorney, along with all reasons for objecting to the settlement, and any other supporting papers, materials or briefs.

3.                                       If you choose to do nothing, you may simply do nothing.

XII.                            Getting More Information

This Notice summarizes the proposed Settlement.  More details are in the Settlement Agreement, which may be inspected at the office of the Clerk of the First Judicial District Court, 501 Texas Street, Shreveport, LA 71101, during regular business hours.

SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES

If you hold shares of 3CI common stock for the beneficial interest of a person or entity other than yourself, the Court requests that, within seven days of your receipt of this Notice, you either: (a) provide the Claims Administrator the name and last known address of each person or entity for whom or which you hold such shares or (b) request additional copies of this Notice and Claim Form, which will be provided to you free of charge, and within seven days mail the Notice and Claim Form directly to the beneficial owners of the 3CI shares that you hold.

If you choose to follow choice (b), the Court requests that, after you mail the Notice and Claim Form, you send a statement to the 3CI Settlement Administrator listed above confirming that the mailing was made.  You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense.  Those expenses will be paid upon request and submission of appropriate supporting documentation.  All communications concerning the foregoing should be address to the 3CI Settlement Administrator:

Robb v. Stericycle Litigation

3CI Settlement Administrator

P.O. Box 4218

Portland, OR  97208-4218

Dated:	Shreveport, Louisiana
December 14, 2005

By Order of the Court

CLERK OF THE COURT